EXHIBIT 99.1
EMPLOYMENT SEPARATION, CONSULTING AND RELEASE AGREEMENT
     This Employment Separation, Consulting and Release Agreement (this “Agreement”) is made and entered into as of September 7, 2006 (the “Effective Date”), by and between June C. McCutchen (“Employee”) and FelCor Lodging Trust Incorporated, a Maryland corporation (the “Company”), (the signatories to this Agreement may be referred to collectively as the “Parties” and individually as a “Party”) as follows:
     WHEREAS, Employee has been employed as the Senior Vice President of Design and Construction of the Company since October 1, 1995, and
     WHEREAS, Employee has been in a position of special trust with the Company during her employment, with access to highly sensitive and valuable trade secrets and other confidential information of the Company.
     NOW, THEREFORE, in consideration of the covenants and mutual promises and agreements herein contained, and other valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:
     1. Termination of Employment Relationship. Employee and the Company acknowledge and agree that Employee will voluntarily terminate her employment relationship with the Company and all of its subsidiaries and affiliates, effective the close of business on the last day of the Transition Period. As used in this Agreement, the term “Transition Period” means that period commencing on the Effective Date and ending on December 31, 2006 or such earlier date as determined by the Company in its sole discretion (such date in either case, the “Employment Termination Date”).
     2. Company’s Payments/Vesting of Stock and Options/ Deliveries.
          A. Prior to the Employment Termination Date, Employee shall continue as an at-will employee of the Company with the same title, compensation and benefits, and shall be responsible to the Company’s Chief Executive Officer to ensure that an orderly transition to her replacement is effected during the Transition Period. If within five (5) days following the Employment Termination Date, Employee executes and delivers to the Company, and thereafter does not duly revoke, a release substantially in the form attached hereto as Exhibit A, the Company will engage Employee as a consultant in accordance with the provisions of Section 4 below. Upon expiration of the Consulting Period, as defined in Section 4:
          (x) the Company will pay to Employee, semi-monthly on the Company’s customary payment dates, an amount equal to Employee’s current semi-monthly salary, less all applicable Federal taxes and mandated withholding, for the six (6) month-period immediately following the termination of the Consulting Period (the “Salary Continuation Period”); provided, however, that the Company shall have no obligation hereunder to pay, and Employee shall not be entitled to receive, any such payment (or portion thereof) to the extent Employee fails to perform her obligations hereunder to the reasonable satisfaction of the Company during the Salary Continuation Period; and

          (y) so long as Employee has performed her obligations hereunder through the payment date therefor, the Company shall pay to Employee the full amount of annual cash bonus to which Employee would have been entitled as if Employee had been employed for the entire 2006 calendar year (such bonus shall be calculated and paid to Employee at the same time and on the same basis as bonus payments are made to the other senior management officers of the Company).
Except for:
          (i) the payments described above and in Section 4 below;
          (ii) the continuing right to receive any and all funds in which Employee is fully vested on the Employment Termination Date under the Company’s Deferred Compensation Plan(s) and/or Savings and Investment Plan (“401(k) Plan”);
          (iii) Employee’s rights with respect to certain grants of restricted stock and non-qualified stock options, as described herein below;
          (iv) Employee’s statutory rights under COBRA and the Company’s obligations to provide continuing medical and dental coverage under the Company’s Medical Plans during the Medical Coverage Period (as provided in Section 2(D) below); and
          (v) other items specifically included under this Agreement,
Employee shall not be entitled to receive, following the Effective Date and the Employment Termination Date, as the case may be, any other, further or additional payment, compensation, bonus, benefits or other remuneration, of any kind or nature, from the Company or any of its subsidiaries, affiliates, joint ventures or other related enterprises. Employee agrees and acknowledges that except for her execution of this Agreement, she would not be otherwise entitled to any of the consideration referenced in this Section 2, other than Employee’s statutory rights under COBRA and Employee’s right to receive any and all funds in which Employee is fully vested on the Employment Termination Date under the Company’s Deferred Compensation Plan(s) and 401(k) Plan.
          B. Employee and the Company each acknowledge and agree that the Company has issued to Employee certain non-qualified stock options pursuant to the Non-Qualified Stock Option Agreements between the Company and Employee identified on Schedule 2 attached hereto (the “Outstanding Options”) and that, except for the Outstanding Options and the restricted shares described in Section 2C below, Employee has no rights of any kind with respect to any other stock options, stock appreciation rights, restricted shares or other contingent or incentive equity of the Company. The Outstanding Options shall remain exercisable by Employee at any time prior to the expiration of the Salary Continuation Period, at which time said options shall expire and be of no further force or effect whatsoever.
          C. If, within five (5) days following the Employment Termination Date, Employee executes and delivers to the Company, and thereafter does not duly revoke, a release substantially in the form attached hereto as Exhibit A, the Employee Stock Grant Contracts between the Company and Employee identified on Schedule 2 attached hereto (each, an “ESGC”) shall be amended and restated to provide that Employee shall become fully vested, as of the Employment Termination Date, in all unvested shares of common stock awarded under each ESGC, representing (as of the date hereof) an aggregate of 37,604 shares of the Company’s common stock. Within 30 days following the effective date of such release, the Company shall deliver one or more certificates evidencing all such vested shares of the Company’s common stock (less any shares withheld and deemed surrendered in accordance with the following proviso) to Employee; provided that as a condition to the delivery of such certificates, the company shall have the right to withhold, and Employee shall be deemed to have surrendered, that portion of such shares having a value, based on the closing price of the Company’s common stock on the Employment Termination Date, equal to the amount, if any, necessary to satisfy the Company’s withholding obligations with respect to all such shares. Employee agrees and acknowledges that except for her execution of this Agreement, she would not be otherwise entitled to in the accelerated vesting contemplated by this Section 2(C).
          D. Employee (and her dependents to the extent that they would have been eligible for such coverage had she continued her employment with the Company during such period) shall continue to participate in the Company’s major medical, dental and vision plans, and excluding any benefits under the Company Health Care Account Plan (collectively, “Medical Plans”) at least at a level comparable to that provided to her as of the Termination Date for the period of eighteen (18) months from the end of the month of the Employment Termination Date (“Medical Coverage Period”), but only to the extent required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, codified under Section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”) and provided that Employee makes a timely COBRA election under the Medical Plans. If, within five (5) days following the Employment Termination Date, Employee executes and delivers to the Company, and thereafter does not duly revoke, a release substantially in the form attached hereto as Exhibit A, during the Medical Coverage Period, the Company shall reimburse Employee an amount equal to one hundred percent (100%) of the applicable COBRA premium, less all applicable Federal taxes and mandated withholding, on each date that Employee is required to pay and does pay any COBRA payments with respect to her continuing benefits under any Medical Plan (nothing herein shall prevent the Company and Employee from simultaneously paying and reimbursing such amount).
     3. Global Release.
          A. In consideration for: (x) the Company’s payments to and other valuable benefits provided to Employee in accordance with Section 2 of this Agreement (less all applicable taxes and other amounts withheld in accordance with applicable law), (y) the other promises and covenants of the Company set forth in the Agreement to which Employee acknowledges she is not otherwise entitled, and (z) other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, Employee hereby fully, finally, and completely releases (the “Release”) the Company, its predecessors, successors, subsidiaries, affiliates, owners, partners, shareholders, officers, directors, employees, agents, attorneys and representatives, as applicable (the “Released Parties”), of and from any and all claims, actions, demands, and/or causes of action, of whatever kind or character, whether now known or unknown, arising from, relating to, or in any way connected with, facts or events occurring contemporaneously with or before the execution of this Agreement. Employee agrees that the Release includes without limitation a release of any negligence claims, contractual claims, compensation claims, disability, wrongful discharge claims, and claims of discrimination of every possible kind, including but not limited to, claims on the basis of race, color, sex, national origin, religion, any personal injury claims, and any related attorney’s fees and costs, and claims, if any, that she may have against any of the Released Parties, including without limitation:
          i. any claim under federal, state, or local law that provides civil remedies for the enforcement of rights arising out of the employment relationship, including, without limitation, discrimination and retaliation claims, such as claims or causes of action under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000 et seq.; The Civil Rights Act of 1866, as amended, 42 U.S.C. § 1981; The Civil Rights Act of 1991, as amended, 42 U.S.C. § 1981a; Americans With Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; Fair Labor Standards Act, as amended, 29 U.S.C. § 201, et seq.; Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1000 et seq.; Family and Medical Leave Act, as amended, 29 U.S.C. § 2601, et seq.; or any other statute prohibiting discrimination or retaliation in employment under any federal, state, or local law; and
          ii. claims for unpaid or withheld wages, relocation allowances or benefits, other benefits, commissions, stock options, bonuses or profit-sharing, wrongful discharge, breach of contract, breach of fiduciary duty, promissory estoppel, fraud, breach of any implied covenants, assault, battery, negligence, defamation, invasion of privacy, slander, intentional infliction of emotional distress, or any other contract, tort, or statutory claim.
provided, however, that nothing in this Section 3A shall be deemed to release any claims Employee may have under the Age Discrimination in Employment Act, as amended 29 U.S.C. § 621 et seq (“ADEA”).
          B. In addition to the foregoing, in exchange for the consideration described in Section A, the receipt and sufficiency of which is hereby acknowledged by the Parties, Employee hereby fully, finally, and completely releases (the “ADEA Release”) the Released Parties, of and from any and all claims under the ADEA arising on or before the date of this ADEA Release, and hereby acknowledges and agrees that:
     i. this ADEA Release was negotiated at arms length;
     ii. this ADEA Release is worded in a manner that Employee fully understands;

     iii. Employee specifically waives any rights or claims under the ADEA;
     iv. Employee knowingly and voluntarily agrees to all of the terms set forth in the ADEA Release;
     v. Employee acknowledges and understands that any claims under the ADEA that may arise after the date of this Release are not waived;
     vi. the rights and claims waived in the ADEA Release are in exchange for consideration over and above anything to which Employee was already undisputedly entitled;
     vii. Employee has been and hereby is advised in writing to consult with an attorney prior to executing the ADEA Release;
     viii. Employee understands that she has been given a period of up to twenty-one (21) days to consider the ADEA Release prior to executing it; and
     ix. Employee understands that she has been given a period of seven (7) days from the date of the execution of the ADEA Release to revoke the ADEA Release, and understands and acknowledges that the ADEA Release will not become effective or enforceable until the revocation period has expired.
If Employee elects to revoke the ADEA Release, the revocation must be in writing and delivered to the Company, attention General Counsel, at the address specified in the Agreement, within seven (7) days from the date of Employee’s execution of this Release. This Agreement shall automatically terminate, and be of no further effect, in its entirety if the ADEA Release is duly revoked within such seven (7) day period.
          C. Employee waives and releases the Company from any claims that the Release and/or the ADEA Release was procured by fraud or signed under duress or coercion so as to make either not binding. Employee understands and agrees that by granting the Release and the ADEA Release she is giving up the right to pursue any legal claims that she may have against the Company.
          D. Furthermore and also in exchange for the consideration described in Section 3A, the receipt and sufficiency of which is hereby acknowledged by the Parties, on the Employment Termination Date, Employee shall execute and deliver to the Company the release in the form attached as Exhibit A.
     4. Agreement to Consult/Cooperate.
          A. If, within five (5) days following the Employment Termination Date, Employee executes and delivers to the Company, and thereafter does not duly revoke, a release substantially in the form attached hereto as Exhibit A, the Company shall engage Employee to act exclusively as its consultant (in such role, the “Consultant”) for a term commencing effective as of the Employment Termination Date and ending June 30, 2007, unless sooner terminated as provided herein (the “Consulting Period”). The Consulting Period may be terminated prior to June 30, 2007, as follows: (i) upon the mutual agreement of Consultant and the Company; (ii) by Consultant upon ninety (90) days’ prior written notice to the Company; and (iii) by the Company upon delivery of written notice. During the Consulting Period, Consultant shall consult with and advise the Company with respect to and assist the Company in the conduct of its capital renovation program, and in that regard, shall provide design oversight services as required by the Company. In her activities under this Agreement, Consultant shall report to and be directed by the Chief Executive Officer of the Company. During the Consulting Period, as compensation for the consulting services under this Agreement and consideration for other promises and covenants of Consultant, the Company will pay to Employee, semi-monthly on the Company’s customary payment dates, an amount based on an annual rate of $200,000.00, less all applicable Federal taxes and mandated withholding; provided, however, that the Company shall have no obligation hereunder to pay, and Employee shall not be entitled to receive, any such payment (or portion thereof) to the extent Employee fails to perform her obligations hereunder to the reasonable satisfaction of the Company during the Consulting Period.
          B. At all times while performing her duties hereunder, Consultant shall identify herself as an independent consultant for the Company and shall not hold herself out as an officer, director or employee of the Company. In performing her services under this Agreement, Consultant shall be an independent contractor and in that regard, as between the Company and Consultant, the Company shall not be responsible for withholding, collection or payment of income taxes or for other taxes of any nature on behalf of Consultant or any agent of Consultant. Nothing contained in this Agreement shall make Consultant the agent, employee, joint venturer or partner of the Company or provide Consultant with the power or authority to bind the Company to any contract, agreement or arrangement with any individual or entity except with the prior written approval of such entities. Further, Consultant shall not take any action to bind or otherwise to commit the Company for any matter without the express prior written consent of the Chief Executive Officer of the Company or his designee.
          C. In exchange for the compensation, covenants, and other good and valuable consideration provided by the Company herein, upon termination of the Consulting Period, Employee agrees that she will (i) through December 31, 2007, make herself available to the Company to provide assistance to the Company if and to the extent requested by the Company from time to time with respect to the Company’s ongoing capital plan; (ii) provide whatever cooperation and/or assistance is needed for any legal matters, proceedings or issues, the Company may face insofar as they relate to her role and responsibility with the Company; and (iii) cooperate with and assist the Company and its employees in effecting an orderly transition of all functions, duties and responsibilities of Employee to one or more other employees of the Company, as the Company shall reasonably request. Additionally, Employee agrees to provide such assistance in a professional manner, and in no event take any action that does, or could reasonably be expected to, create a conflict of interest between her and the Company at any time prior to December 31, 2007, or that could subject either her or the Company to civil or criminal liability or is contrary to the policies or procedures of the Company.

          D. During the Consulting Period, the Company shall pay directly on the Consultant’s behalf, or reimburse the Consultant for, all reasonable out-of-pocket expenses incurred by her in the course of performing consulting services pursuant to this Section 4 in a manner consistent with how such expenses were paid on her behalf or reimbursed to her during the term of her employment with the Company, including without limitation the authorized use of a Company-issued credit card.
     5. Existing Rights/Confidentiality/ Return of Company Property.
          A. In exchange for the foregoing and the additional terms agreed to in this Agreement, Employee agrees that all Company information received by Employee during her employment with the Company will be used exclusively for the benefit of the Company, whether previously so agreed or not. Employee expressly waives and releases any claim or allegation that she should be able to use any Company information that was previously received or developed by Employee while working for the Company for the benefit of any other person or entity. Further, Employee agrees and acknowledges that the Company’s trade secrets and confidential or proprietary information, which may include, but is not limited to, the identities, customs, and preferences of the Company’s existing and prospective hotel management companies, franchisors, lessors, architects, contractors, agents, lenders, customers, tenants or vendors; the identities and skills of the Company’s employees; the Company’s methods, procedures, analytical techniques, and models used in valuing or evaluating investments; the Company’s plans for the acquisition or disposition of assets; the Company’s financial data, accounting systems, software practices or procedures; business and marketing plans, projections and strategies; training manuals, policy manuals, and quality control manuals; software programs and information systems; information relating to the Company’s current or prospective concepts, designs, plans, contracts, relationships and other information relating to the development, preparation and implementation of the Company’s redevelopment or other strategic plans (“Confidential Information”), constitutes valuable, special and unique property of the Company. Employee agrees that, except as may be necessary in the ordinary course of providing services to the Company, Employee shall not (i) use such Confidential Information for her own benefit or for the benefit of another; or (ii) disclose, directly or indirectly, such Confidential Information to any person, firm, corporation, partnership, association, or other entity. The possession of such Confidential Information by Employee shall not preclude Employee from accepting employment (permanent or interim) from another hotel real estate investment trust or other hospitality company, provided that Employee shall not use or disclose such Confidential Information in contravention of this Section 5.
          B. Employee acknowledges that all memoranda, notes, files, correspondence (including electronic correspondence), databases, discs, records, reports, manuals, books, papers, letters, keys, passwords and access codes, data, contracts, orders, and lists, software programs, information and records, and other documentation (whether in draft or final form and whether prepared by Employee or others) in any medium or form relating to any aspect of the Company’s business, and any and all other documents in any medium or form containing Confidential Information furnished to Employee by any representative of the Company or otherwise acquired or developed by Employee in connection with her association with the Company (collectively, “Recipient Materials”) was, and is, at all times the property of the Company. Further, within seventy-two (72) hours of the Employment Termination Date, Employee promises to return to the Company any Recipient Materials, and other Company property, including, but not limited to, desktop or laptop computer(s), files, books, records, information, keys, parking cards, Company tickets to sporting or other events, that are in her possession, custody or control, regardless of whether such items are located in Employee’s office, automobile, home, on Employee’s business or personal computers, or elsewhere, except that Employee may retain in her possession the following Recipient Materials and other items of Company property until termination or expiration of the Consulting Period: (i) Company-issued credit cards used exclusively to pay for Company-related travel expenses, (ii) company-issued mobile and IP phone(s) used in connection with the provision of consulting services as contemplated by Section 4, and (iii) any budget/design/specification materials relating to projects with respect to which Employee is to provide consulting services (all such retained Recipient Materials and other Company property shall be returned to the Company within seventy-two (72) hours of the termination or expiration of the Consulting Period. Employee also hereby authorizes and permits the Company to inspect all computer drives used or maintained by Employee during her employment or consulting at the Company and, if necessary, to permit the Company to delete any Recipient Materials or Confidential Information contained on such drives.
     6. Protective Covenants. Employee agrees that the following covenants are reasonable and necessary agreements for the protection of the business interests covered in the fully enforceable, ancillary agreements set forth in this Agreement, including the covenants in Section 5 above:
          A. Definitions. “Covered Persons” means those persons or entities (a) that Employee knows or could reasonably be expected to know that the Company has had, attempted to have, or could reasonably have expected to have, a business or financial relationship during Employee’s employment with the Company, and (b) that Employee either had contact with, supervised individuals who had contact with, or received confidential or proprietary information about, during her employment with the Company.
          B. No Interference with Employee/Independent Contractor Relationships. Employee agrees that, prior to June 30, 2008 (i.e., the target date for completion of the Company’s capital renovation program), Employee will not, either directly or indirectly, aid, assist or participate in recruiting or hiring away any employees of the Company, or encourage or induce any employees, agents, lenders, franchisors, independent contractors or investors of the Company to terminate their relationship with the Company, unless given the prior written consent of the Company’s Chief Executive Officer to do so, which shall not be unreasonably withheld.
          C. No Interference with Client/Customer Relationships. Employee agrees that, prior to June 30, 2008 (i.e., the target date for completion of the Company’s capital renovation program), Employee will not induce or attempt to induce any Covered Person to diminish, curtail, divert, or cancel its business relationship with Company, unless given the prior written consent of the Company’s Chief Executive Officer to do so, which shall not be unreasonably withheld. This Section 6C is geographically limited to all areas where Covered Persons are present and available for solicitation at that time. Employee may not avoid the purpose and intent of this Section 6C by engaging in conduct within the geographically limited area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications, or other similar methods.

          D. Nondisparagement. Employee and the Company each agree that, from and after the Employment Termination Date, each will not say, publish or do any act or thing that disparages or casts the other, or, in the case of the Company, its current or past officers or directors, in an unfavorable light, or that could result in injury to any such person’s or entity’s reputation; provided, however, that notwithstanding the foregoing, either Party may say, publish or do any act or thing, even though such statements or acts may be disparaging or cast an unfavorable light on the other Party or cause injury to other Party’s reputation, so long as such statements or acts are both truthful and required to be published or done pursuant to any applicable local, state or federal law or regulation, or by any court or tribunal, subject in all respects to the provisions of Section 5 above. A violation of this Section 6D by a Party shall relieve the other Party from its further obligations arising under this Agreement, and in addition, in the case of a violation by Employee, all amounts previously paid by the Company during the Salary Continuation Period shall become immediately due and payable by Employee to the Company.
          E. Survival of Covenants. The existence of any claim or cause of action of Employee against the Company whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by the Company of the foregoing covenants. In the event that an enforcement remedy is sought under Section 6F, each of the time periods set forth in this Section 6 shall be extended by one day for each day Employee fails to comply with the restriction at issue.
          F. Remedies. In the event of breach or threatened breach by either Party of any provision of Section 6 hereof, the Party not in breach shall be entitled to (i) injunctive relief by temporary restraining order, temporary injunction, and/or permanent injunction, consistent with governing law; (ii) recovery of all attorneys’ fees and costs incurred in obtaining such relief; and (iii) any other legal and equitable relief to which the non-breaching Party may be entitled, including, without limitation, any and all monetary damages that the non-breaching Party may incur as a result of said breach or threatened breach, consistent with governing law. An agreed amount for the bond to be posted if an injunction is sought by the non-breaching Party is One Thousand Dollars ($1,000.00). The non-breaching Party may pursue any remedy available, including declaratory relief, concurrently or consecutively, in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one such remedy at any time will not be deemed an election of remedies or a waiver of the right to pursue any other remedy.
          G. Early Resolution Conference. This Agreement is understood to be clear and enforceable as written and is executed by both Parties on that basis. However, should Employee later challenge any provision as unclear, unenforceable or inapplicable to any competitive activity that Employee intends to engage in, Employee will first notify the Company in writing and meet with a Company representative and a neutral mediator (if the Company elects to retain one at its expense) to discuss resolution of any disputes between the Parties. Employee will provide this notification at least fourteen (14) days before Employee engages in any activity that could foreseeably fall within a questioned restriction. The failure to comply with this requirement shall waive Employee’s right to challenge the reasonable scope, clarity, applicability, or enforceability of the Agreement and its restrictions at a later time. All rights of both Parties will be preserved if the Early Resolution Conference requirement is complied with, even if no agreement is reached in the conference.
          H. Exceptions. Nothing in this Agreement to the contrary shall prohibit or prevent Employee, in general, from providing design oversight, project management or other design and construction services to any third-party, whether as an employee, consultant or otherwise; provided, however, that the provision of such services in any capacity to such third-party does not adversely interfere with Employee’s obligations to provide consulting services in accordance with this Agreement.
          I. Public Disclosure. Neither Party shall disclose the terms of this Agreement or the underlying circumstances without the prior written consent of the other Party, which shall not be unreasonably withheld; provided, however, that the Company shall have the right to make any disclosure at any time without Employee’s prior approval that is necessary or appropriate in order to comply with any applicable laws, rules and regulations. Notwithstanding the foregoing, if either Party is requested pursuant to, or required by, by legal process to disclose the terms of this Agreement or the underlying circumstances, such Party, to the extent permitted by law or regulation, will provide the other Party with prompt notice of receipt of legal process to enable such other Party, at its expense, to seek an appropriate protective order, to consult with the disclosing Party with respect to taking steps to resist or narrow the scope of such process, and/or to waive compliance in whole or in part with their obligations under this Section 6I. If, in the absence of a protective order or receipt of a waiver under this Agreement, a Party, in the opinion of counsel, is compelled to disclose such information to any tribunal or risk being liable for contempt or suffer censure or penalty, such Party may disclose such information solely to the limited extent so compelled without liability to the other Party hereunder.
     7. Indemnity. Employee agrees to indemnify and defend the Company and hold the Company harmless with respect to any costs, expenses, claims, assessments, penalties, additions to tax, damages, and losses, including attorneys’ fees and expenses, arising from any payment made pursuant to this Agreement, or from any default or other breach of this Agreement by Employee, except (i) as specifically disclosed in writing by Employee under this Agreement, and (ii) for any contingent liabilities associated with the Company’s negligence (through no fault of, and without the knowledge of, Employee) related to statutory or filing requirements. Such right to indemnity under this Agreement shall be in addition to the rights of the Company at law or in equity.
     8. Assignment. This Agreement may be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Company, and any such successor shall be deemed substituted as the “Company” hereunder for all purposes. As used in this Agreement, the term “successor” shall mean any person, firm, corporation, or business entity that at any time, whether by merger, spin off, purchase, or otherwise, acquires all or substantially all of the assets or business of the Company. Notwithstanding anything contained herein to the contrary, the Parties hereto acknowledge that this Agreement is based on the particular abilities of Employee and may not be assigned, in whole or in part, by Employee.

     9. Enforceability. If any provision in this Agreement is held to be invalid or unenforceable, such provision will be fully severable and to the extent that such provision may be reformed, shall be so reformed to be enforceable to the maximum extent allowed by law, and the remaining provisions will remain effective and legally binding.
     10. Governing Law and Venue. The Parties hereto acknowledge that the laws of the State of Texas will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof, it being stipulated by the Parties hereto that Texas has a compelling state interest in the subject matter of this Agreement and that Employee has or will have regular contact with Texas in the performance of this Agreement. With respect to any dispute or claims arising out of this Agreement or Employee’s relationship with the Company, the Parties hereto agree that the state and federal courts situated in Dallas County, Texas, shall have personal jurisdiction over the Company and Employee to hear disputes concerning such claims, and that venue for any such disputes shall be exclusively in the state or federal courts in Dallas County, Texas.
     11. Entire Agreement/Modification. This Agreement contains the entire agreement of the Parties hereto with respect to the subject matter hereof, and it supersedes any prior discussions, negotiations, or agreements related hereto, with the exception of any prior agreements between the Parties relating to any promise or duty by Employee concerning non-disclosure and confidentiality of the Company’s trade secrets and confidential information or agreements not to compete or solicit employees of the Company, which Employee hereby agrees and acknowledges are reasonable and necessary for the protection of the Company’s legitimate business interests; Employee expressly acknowledges and agrees that such promises are enforceable and covenants not to challenge, violate or seek to violate such covenants. Further, this Agreement shall not be modified or amended except by a written instrument signed by both Parties hereto.
     12. Voluntary Agreement. The Parties hereto acknowledge that each has had an opportunity to consult with an attorney or other counselor concerning the meaning, import, and legal significance of this Agreement, and each has read this Agreement, as signified by their respective signatures hereto, and each is voluntarily executing the same after, if sought, advice of counsel for the purposes and consideration herein expressed.
     13. No Re-Hire. Employee acknowledges and agrees that by execution of this Agreement she waives all rights or claims for reinstatement of employment with the Company or any of its affiliates. Employee further agrees not to inquire as to, seek or apply for, in any manner whatsoever, any contract or appointment, employment, commission, jobs, work, positions, duties, stations, tasks, trade, consignments, or any other relationship with the Company or any of its affiliates, and that any application for employment to the Company or any of its affiliates by Employee will be considered void and of no force or effect whatsoever.

     14. Notices. Any and all notices required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been delivered to and received by the Party to whom the notice is addressed (whether or not actually received or accepted) when sent by certified or registered mail, or by recognized overnight courier, to a Party at the address specified below:
If being sent to the Company, to:
FelCor Lodging Trust Incorporated
545 E. John Carpenter Freeway, Suite 1300
Irving, Texas 75062
Attn: General Counsel
If being sent to the Employee, to:
June C. McCutchen
101 Trailwood
Coppell, TX 75019
Either of the Parties hereto may amend the address to which notices to that Party are to be sent by written notice given as specified above.
     15. Right of Set Off. Any amounts otherwise payable by the Company under this Agreement shall be reduced on a dollar-for-dollar basis by any amount payable, with respect to Employee’s employment by the Company or this Agreement, to the Company by or on behalf of Employee.
     16. Execution. This Agreement may be executed in any number of counterparts, all of which, when taken together, shall constitute one and the same instrument.
     17. Indemnification.
          A. Definitions. For purposes of this Section 17:
          “Corporate Status” means Consultant’s status as an officer or employee of, or consultant to, the Company.
          “Expenses” shall include all reasonable and out of pocket attorneys’ fees, disbursements and retainers, court costs, transcript costs, fees and disbursements of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, telephone and fax transmission charges, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.
          “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

          “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (including on appeal).
          B. General. The Company shall indemnify, and advance Expenses to, Employee as provided in this Section 17. Employee shall be entitled to the rights of indemnification provided in this Section 17 if, by reason of her Corporate Status, she is, or is threatened to be, made a party to or a witness in any threatened, pending or completed Proceeding, other than a Proceeding by or in the right of the Company. Employee shall be indemnified against all Liabilities and Expenses actually and reasonably incurred by her or on her behalf in connection with a Proceeding by reason of her Corporate Status unless it is established that: (i) the act or omission of Employee was material to the matter giving rise to the Proceeding, (ii) Employee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal Proceeding, Employee had reasonable cause to believe that her conduct was improper.
          C. Partial Indemnification. If Employee is entitled under any provision of this Section 17 to indemnification by the Company for a portion of the Expenses or Liabilities, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Employee for the portion thereof to which Employee is entitled.
          D. Indemnification for Expenses. Employee shall be indemnified for all Expenses reasonably incurred by Employee or on Employee’s behalf in connection therewith. Without limiting any other rights of Employee in this Section 17, if Employee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Employee for all Expenses reasonably incurred by Employee or on Employee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 17, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
          E. Payment of Indemnifiable Amounts. Employee shall submit to the Company a written request specifying the applicable indemnifiable amounts for which Employee seeks payment under this Section 17 and the basis for the claim, which request shall be accompanied by all documentation and information as are reasonably available to Employee and necessary to establish that Employee is entitled to indemnification hereunder. Subject to the exceptions set forth herein, the Company shall pay such applicable indemnifiable amounts to Employee within 20 calendar days of receipt of the request.
          F. Defense of the Underlying Proceeding.
     i. Employee shall notify the Company promptly upon being served with or receiving any summons, citation, subpoena, complaint, indictment, information, notice, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Employee from the right, or otherwise affect in any manner any right of Employee, to indemnification or the advance of

Expenses under this Section 17 unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.
     ii. The Company shall have the right to defend Employee in any Proceeding that may give rise to indemnification hereunder; provided, however, that the Company shall notify Employee of any such decision to defend within 30 calendar days following receipt of notice of any such Proceeding under paragraph (i) above. The Company shall not, without the prior written consent of Employee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Employee or enter into any settlement or compromise that includes an admission of fault of Employee.
     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement and caused the same to be duly delivered on their behalf as of the date first written above.

Employee:

/s/ June C. McCutchen

June C. McCutchen

The Company:

FELCOR LODGING TRUST INCORPORATED

By:	/s/ Jonathan H. Yellen

Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

Exhibit A
RELEASE
          This Release (this “Release”) is executed as of ___, 200___by June C. McCutchen (“Employee”) in accordance with the terms and conditions of that certain Employment Separation, Consulting and Release Agreement dated as of September 7, 2006 (the “Agreement”). (Capitalized terms used but not otherwise defined in this Release shall have the meanings set forth in the Agreement.)
A.	In consideration for: (i) the Company’s payments to and other valuable benefits provided to Employee in accordance with Section 2 of the Agreement that accrue to the benefit of Employee when this Release becomes effective, (ii) the other promises and covenants of the Company set forth in the Agreement to which Employee acknowledges she is not otherwise entitled, and (iii) other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, Employee hereby fully, finally, and completely releases the Released Parties, of and from any and all claims, actions, demands, and/or causes of action, of whatever kind or character, whether now known or unknown, arising from, relating to, or in any way connected with, facts or events occurring contemporaneously with or before the execution of this Release. Employee agrees that the foregoing release includes without limitation a release of any negligence claims, contractual claims, compensation claims, disability, wrongful discharge claims, and claims of discrimination of every possible kind, including but not limited to, claims on the basis of race, color, sex, national origin, religion, any personal injury claims, and any related attorney’s fees and costs, and claims, if any, that she may have against any of the Released Parties, including without limitation:
i.	any claim under federal, state, or local law that provides civil remedies for the enforcement of rights arising out of the employment relationship, including, without limitation, discrimination and retaliation claims, such as claims or causes of action under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000 et seq.; The Civil Rights Act of 1866, as amended, 42 U.S.C. § 1981; The Civil Rights Act of 1991, as amended, 42 U.S.C. § 1981a; Americans With Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; Fair Labor Standards Act, as amended, 29 U.S.C. § 201, et seq.; Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1000 et seq.; Family and Medical Leave Act, as amended, 29 U.S.C. § 2601, et seq.; or any other statute prohibiting discrimination or retaliation in employment under any federal, state, or local law; and

ii.	claims for unpaid or withheld wages, relocation allowances or benefits, other benefits, commissions, stock options, bonuses or profit-sharing, wrongful discharge, breach of contract, breach of fiduciary duty, promissory estoppel, fraud, breach of any implied covenants, assault, battery, negligence, defamation, invasion of privacy, slander, intentional infliction of emotional distress, or any other contract, tort, or statutory claim.
provided, however, that nothing in this Section A shall be deemed to release any claims Employee may have under the ADEA.

B.	In addition to the foregoing, in exchange for the consideration described in Section A, the receipt and sufficiency of which is hereby acknowledged by the Parties, Employee hereby fully, finally, and completely releases (the “ADEA Release”) the Released Parties, of and from any and all claims under the ADEA arising on or before the date of this ADEA Release, and hereby acknowledges and agrees that:
i.	this ADEA Release was negotiated at arms length;

ii.	this ADEA Release is worded in a manner that Employee fully understands;

iii.	Employee specifically waives any rights or claims under the ADEA;

iv.	Employee knowingly and voluntarily agrees to all of the terms set forth in the ADEA Release;

v.	Employee acknowledges and understands that any claims under the ADEA that may arise after the date of this Release are not waived;

vi.	the rights and claims waived in the ADEA Release are in exchange for consideration over and above anything to which Employee was already undisputedly entitled;

vii.	Employee has been and hereby is advised in writing to consult with an attorney prior to executing the ADEA Release;

viii.	Employee has been given a period of up to twenty-one (21) days to consider the ADEA Release prior to executing it; and

ix.	Employee has been given a period of seven (7) days from the date of the execution of the ADEA Release to revoke the ADEA Release, and understands and acknowledges that the ADEA Release will not become effective or enforceable until the revocation period has expired.
If Employee elects to revoke the ADEA Release, the revocation must be in writing and delivered to the Company, attention General Counsel, at the address specified in the Agreement, within seven (7) days from the date of Employee’s execution of this Release.

C.	Employee waives and releases the Company from any claims that this Release was procured by fraud or signed under duress or coercion so as to make this Release not binding. Employee understands and agrees that by signing this Release she is giving up the right to pursue any legal claims that she may have against the Company.

2

     IN WITNESS WHEREOF, the undersigned has executed this Release as of the date first written above.

June C. McCutchen

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Schedule 2
Outstanding Options and Employee Stock Grant Contracts
Options
     as of 8/30/2006

						Options			Outstanding
Grant	Grant	Option	Options	Options	Options	Subject to	Options	Options	Options
Date	Type	Price	Granted	Exercised	Canceled	Repurchase	Outstanding	Vested	Exercisable
1995 FelCor Plan
2/21/1996	Non-Qualified	$30.00	20,000	0	20,000	0	0	20,000	0
2/19/1997	Non-Qualified	$35.00	10,000	0	10,000	0	0	10,000	0
6/24/1997	Non-Qualified	$36.63	5,000	0	5,000	0	0	5,000	0
8/13/1997	Non-Qualified	$37.56	10,000	0	10,000	0	0	10,000	0
11/19/1998	Non-Qualified	$22.13	15,589	0	0	0	15,589	15,589	15,589
11/19/1998	Non-Qualified	$22.13	6,659	0	0	0	6,659	6,659	6,659
11/19/1998	Non-Qualified	$22.13	3,176	0	0	0	3,176	3,176	3,176
11/19/1998	Non-Qualified	$22.13	6,185	0	0	0	6,185	6,185	6,185
11/7/2001	Non-Qualified	$15.62	20,000	0	0	0	20,000	20,000	20,000

Optionee Total			96,609	0	45,000	0	51,609	96,609	51,609
1998 FelCor Plan
3/5/1998	Non-Qualified	$35.38	20,000	0	20,000	0	0	20,000	0
11/19/1998	Non-Qualified	$22.13	13,195	0	0	0	13,195	13,195	13,195

Optionee Total			33,195	0	20,000	0	13,195	33,195	13,195

Grand Total			129,804	0	65,000	0	64,804	129,804	64,804

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Restricted Stock

	Certificate	Number	Delivered to
Grant Date	Number	Shares	Employee (a)	Remainder
4/3/2000	C 13016	4,700		—
	C 13017	4,700		—
	C 13018	4,700	4,700	—
	C 13019	4,700	4,700	—
	C 13020	4,700	4,700	—
3/15/2001	C 13116	3,200		—
	C 13117	3,200	3,200	—
	C 13118	3,200	3,200	—
	C 13119	3,200	3,200	—
	C 13120	3,200	3,200	—
1/24/2002	C 13088	619	619	—
	C 13089	619	619	—
	C 13090	619	619	—
	C 13091	620	620	—
	C 13092	620		620
1/23/2003	C 13303	1,007	1,007	—
	C 13304	1,008	1,008	—
	C 13305	1,008	1,008	—
	C 13306	1,008		1,008
	C 13307	1,008		1,008
4/30/2004	C 13419	4,337	4,337	—
	C13782	2,168	2,168	—
	C13783	2,168		2,168
	C13784	2,169		2,169
	C13784	6,506		6,506
4/26/2005	C 13555	7,500		7,500
	C 13556	1,875	1,875	—
	C 13557	1,875		1,875
	C 13558	1,875		1,875
	C 13559	1,875		1,875
2/17/2006	C13710	5,500		5,500
	C13710	1,375		1,375
	C13710	1,375		1,375
	C13710	1,375		1,375
	C13710	1,375		1,375

Total		90,984	40,780	37,604

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